UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

____________________________________________________________

Date of Report (Date of earliest event reported): October 5, 2016

INDEPENDENCE HOLDING COMPANY

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32244	58-1407235
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT	06902
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

□       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (the “Amended Form 8-K”) amends Item 4.01 of the Current Report on Form 8-K of Independence Holding Company (the “Company”) originally filed with the Securities and Exchange Commission (the “SEC”) on September 16, 2016 (the “Original Filing”). This Amended Form 8-K is being filed to update certain information contained in the Original Filing.

ITEM 4.01

CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

Engagement of New Independent Registered Public Accounting Firm

The Company’s Audit Committee decided to engage RSM US LLP (“RSM”) as the Company’s independent registered public accounting firm effective September 13, 2016, subject to completion of its standard client acceptance procedures. On October 5, 2016, RSM advised the Company that such procedures had been completed to RSM’s satisfaction and that its engagement could therefore take effect as of such date.  RSM will act as the Company’s independent registered public accounting firm beginning with the quarter ended September 30, 2016.

During the fiscal years ended December 31, 2014 and December 31, 2015 and through September 13, 2016, the Company did not consult with RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or (ii) any matter that was the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 304 of Regulation S-K).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE HOLDING COMPANY

Date:  October 6, 2016

By: /s/ Teresa A. Herbert

Teresa A. Herbert

Senior Vice President and Chief Financial Officer

3